Exhibit 99.1

NEWS RELEASE

Contacts:

Ray Leonard
President and Chief Executive Officer
713-353-9445

Anne Pearson / Jack Lascar
Dennard-Lascar Associates
713-529-6600

Hyperdynamics to Present at Noble Capital Markets Investor Conference on January 30

HOUSTON, Jan. 26, 2017 /PRNewswire/ — Hyperdynamics Corporation (OTCQX: HDYN) today announced that Ray Leonard, President and Chief Executive Officer, will present at Noble Capital Markets’ 13th Annual Investor Conference in Boca Raton, Florida, on Monday, January 30 at 3:30 p.m. Eastern Time.

A webcast of Hyperdynamics’ presentation and related presentation materials will be available live and for later replay in the Investor Relations section of the Company’s web site at www.hyperdynamics.com under Events & Presentations.

About Hyperdynamics

Hyperdynamics is an emerging independent oil and gas exploration company that is exploring for oil and gas offshore the Republic of Guinea in West Africa. To find out more, visit our website at www.hyperdynamics.com.

About Noble Capital Markets, Inc.

Noble Capital Markets, established in 1984, is an equity-research driven, full-service, investment and merchant banking boutique focused on the healthcare, media & entertainment, technology and natural resources sectors. The company has offices in Boca Raton, New York and Boston.

Contacts:

Ray Leonard

President and Chief Executive Officer

713-353-9445

Anne Pearson / Jack Lascar Dennard-Lascar Associates

713-529-6600

To view the original version on PR Newswire, visit:http://www.prnewswire.com/news-releases/hyperdynamics-to-present-at-noble-capital-markets-investor-conference-on-january-30-300397008.html

SOURCE Hyperdynamics

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